Exhibit 99.A

CTE Investor Relations

100 CTE Drive

Dallas, PA 18612-9774

INVESTOR NEWS

Contact:	David G. Weselcouch
Senior Vice President – Investor Relations
and Corporate Communications
(570) 631-2807

CTE Reports 2005 Second Quarter Results

CTE Reports Second Quarter Diluted Earnings Per Share of $0.66,

Versus Reported Diluted Earnings Per Share of $0.68 in the Year Ago Quarter

Consolidated Reported Operating Income Increases 3% Versus Year Ago Quarter

Net New DSL Subscribers Increase 54% Versus Year Ago Quarter End

Michael J. Mahoney, CTE president and CEO, will host a conference call and simultaneous webcast at 9:00 a.m. (EDT) today. Mr. Mahoney will review CTE’s 2005 second quarter results, and 2005 guidance. The call is expected to last approximately 30 minutes. To access today’s conference call, please call 1-877-277-1088. The conference call passcode is 7363315. The simultaneous webcast can be accessed via the Internet at www.ct-enterprises.com. The conference call will be archived and available for replay for 48 hours following the call. To access the replay, please call 1-800-642-1687, passcode 7363315. The webcast will also be available for replay for 48 hours at www.ct-enterprises.com.

Dallas, PA – August 9, 2005 – Commonwealth Telephone Enterprises, Inc. (“CTE”) [NASDAQ: CTCO], today announced financial results for the 2005 second quarter.

CTE 2005 Second Quarter Consolidated Results

For the 2005 second quarter, CTE reported diluted earnings per share (“EPS”) of $0.66, versus reported diluted EPS of $0.68 in the 2004 second quarter.

CTE’s 2005 second quarter reported diluted EPS of $0.66 includes a $0.16 unfavorable effect resulting from the execution of CTE’s overall dividend strategy, which was announced on May 3, 2005, and which included a special dividend and an initial quarterly dividend. The items comprising this unfavorable effect include advisory, legal and other fees related to the strategy; non-cash compensation expense related to certain stock-based compensation plans, which

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resulted from the dividend; and, the effect of including 2.1 million additional shares in the diluted EPS calculation due to the conversion rate adjustment made under CTE’s 3¼ % Convertible Notes Due 2023 as a result of the dividends, as well as stock option exercises that took place in the quarter. Also included in the reported diluted EPS of $0.66 is a $0.02 favorable effect resulting from certain access revenue settlements and network costs settlements included in the CTSI, LLC (“CTSI”), results.

Included in CTE’s 2004 second quarter reported diluted EPS is a $0.8 million (pre-tax), or $0.02 per share (after-tax), favorable effect resulting from a positive settlement in connection with certain restructuring charges recorded in the 2000 fourth quarter.

CTE ended the 2005 second quarter with a total of 466,524 switched access lines installed, reflecting a decrease of 9,238 switched access lines installed over the past 12 months, or a reduction of 2%.

CTE’s reported consolidated revenues in the 2005 second quarter were $83.0 million, down 1% versus 2004 second quarter revenues of $84.0 million.

CTE’s reported consolidated operating income in the 2005 second quarter was $27.5 million, versus $26.7 million in last year’s second quarter, reflecting an increase of 3%.

For the 2005 second quarter, CTE reported net income of $17.2 million, versus reported net income of $16.3 million in the 2004 second quarter.

Consolidated capital expenditures (“CAPEX”) were $10.3 million in the 2005 second quarter, versus CAPEX of $10.6 million in the year ago quarter.

The table below sets forth highlights of CTE’s 2005 second quarter reported consolidated results, versus the 2004 second quarter:

	2005 Second Quarter	2004 Second Quarter	% Change Inc./(Dec.)
Total Access Lines	466,524	475,762	(2%)
Revenues	$83.0M	$84.0M	(1%)
Operating Income	$27.5M	$26.7M	3%
Depreciation and Amortization	$14.1M	$18.0M	(22%)
CAPEX	$10.3M	$10.6M	(3%)
Reported EPS	$0.66	$0.68	(3%)

“We had a solid second quarter,” said Michael J. Mahoney, CTE’s president and chief executive officer. “Our two primary operating units, Commonwealth Telephone Company and CTSI, both achieved solid results for the quarter and remain on track with our plans for the year. We continue to achieve record subscriber growth with our DSL product – attaining net subscriber growth of 54%, versus the end of last year’s second quarter. Our diluted EPS for the quarter,

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apart from the effect of our dividend strategy, came in above our prior guidance and above the Street consensus mean estimate, and our guidance for the 2005 full year remains unchanged, again, with the exception of the effect of our overall dividend strategy.”

Commonwealth Telephone Company (“CT”) Results

CT had a total of 329,385 switched access lines installed at the end of the 2005 second quarter – reflecting a reduction of 2%, versus last year’s second quarter. CT’s residential additional line penetration was 35% at the end of the quarter, versus 37% at the end of the prior year quarter.

CT’s 2005 second quarter revenues were $57.0 million, versus revenues of $56.9 million in the 2004 second quarter.

CT’s 2005 second quarter operating income was $28.4 million, versus $25.4 million in the 2004 second quarter.

CT’s 2005 second quarter CAPEX were $6.1 million, versus $7.1 million in the 2004 second quarter.

CTSI Results

CTSI had a total of 137,139 switched access lines installed at the end of the 2005 second quarter – reflecting a 2% decline, versus the 139,316 switched access lines installed at the end of the 2004 second quarter. The decline in CTSI’s access lines installed was primarily due to a reduction in ISP customer lines, as the dial-up ISP business has continued to slow. CTSI’s non-ISP related access lines installed increased slightly over the past 12 months. At the end of the 2005 second quarter, 99% of CTSI’s access lines were “on-switch,” and 55% were “on-net” (defined as 100% on CTSI’s owned network). CTSI’s business/residential line split at the end of the 2005 second quarter was 91%/9%, identical to the split at the end of the 2004 second quarter.

CTSI’s 2005 reported second quarter revenues were $21.5 million, versus revenues of $20.8 million in the 2004 second quarter. CTSI’s 2005 second quarter reported revenues include a $0.5 million favorable effect resulting from certain access revenue settlements.

CTSI’s reported operating income in the 2005 second quarter was $3.3 million, versus operating income of $2.6 million in the 2004 second quarter. CTSI’s 2005 second quarter reported operating income includes a $0.9 million favorable effect resulting from the aforementioned access revenue settlements and certain network costs settlements. CTSI’s 2004 second quarter reported operating income includes the previously mentioned $0.8 million (pre-tax) favorable effect resulting from a positive settlement in connection with certain restructuring charges recorded in the 2000 fourth quarter.

CTSI’s 2005 second quarter capital expenditures were $3.8 million, versus $3.3 million in the year ago quarter.

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DSL

In the 2005 second quarter, CTE installed 2,497 net new DSL subscribers. CTE had 23,632 installed DSL subscribers at the end of the 2005 second quarter, having added a record total of 8,306 net new subscribers over the past 12 months, which reflected a growth rate of 54%, versus the end of last year’s second quarter. DSL is marketed in CTE’s CT and CTSI geographies.

2005 Guidance Outlined

The table below sets forth CTE’s consolidated 2005 full year guidance, which Mr. Mahoney will review on this morning’s conference call and webcast:

	Item	Previously Communicated 2005 Full Year Guidance (1)	Updated 2005 Full Year Guidance (1)
Consolidated CTE	Access Line Growth	(2%) - 0%	Unchanged
	Revenue Growth	(1%) - 0%	Unchanged
	Operating Income	$108M -$110M	Unchanged
	Depreciation and Amortization	$58M - $59M	Unchanged
	Effective Tax Rate	38%	Unchanged
	Diluted EPS – 3Q05 (2)	n/a	$0.57 - $0.59
	Diluted EPS – FY05 (2)	$2.81 - $2.84	$2.53 -$2.56
	CAPEX	$40M - $42M	Unchanged

(1)	Does not reflect any additional common stock repurchases or conversions of notes.

(2)	Includes the effect of anticipated quarterly dividends to be paid in the 2005 third and fourth quarters (subject to declaration by CTE’s Board of Directors).

About CTE

Headquartered in Dallas, PA, Commonwealth Telephone Enterprises, Inc., serves business and residential customers with a full array of technologically advanced data and voice telecommunications products and services, including broadband data services and high-speed Internet access, delivered over its 100% digitally switched, fiber-rich network.

CTE’s primary operating segments are: Commonwealth Telephone Company (“CT”), the nation’s eighth largest publicly held independent local exchange carrier, which has been operating in various rural Pennsylvania markets since 1897; and, CTSI, LLC (“CTSI”), a local exchange carrier operating in competitive markets outside CT’s territory, that formally commenced operations in 1997. CTE deploys broadband DSL technology to offer high-speed Internet access in the CT and CTSI service territories. CTE’s support businesses include epix® Internet Services (www.epix.net), one of the Northeast’s largest rural dial-up Internet Service Providers (“ISPs”), and Commonwealth Communications, a provider of telecommunications equipment and facilities management services.

A web site featuring current information regarding Commonwealth Telephone Enterprises, Inc., can be found on the Internet at www.ct-enterprises.com. However, the information on this web site does not form a part of this release.

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Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and CTE intends that such forward-looking statements be subject to these safe harbors. Such forward-looking statements involve risks and uncertainties that could significantly affect expected results in the future differently than expressed in any forward-looking statements made by CTE. These risks and uncertainties include, but are not limited to, uncertainties related to CTE’s ability to further penetrate its markets and the related costs of that effort, economic conditions, acquisitions and divestitures, government and regulatory policies, the pricing and availability of equipment, materials and inventories, technological developments, reductions in rates or traffic that are subject to access charges, changes in the competitive environment in which CTE operates and receipt of necessary regulatory approvals.

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6TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./AUGUST 9, 2005

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in Thousands)

(GAAP)

	THREE MONTHS ENDED JUNE 30, 2005				THREE MONTHS ENDED JUNE 30, 2004
	CT	CTSI	OTHER	TOTAL	CT	CTSI	OTHER	TOTAL
Sales	$56,955	$21,500	$4,563	$83,018	$56,925	$20,780	$6,309	$84,014
Costs & Expenses (excluding other operating expenses)	19,490	13,421	8,552	41,463	19,588	13,803	6,662	40,053
Depreciation & Amortization	9,077	4,776	255	14,108	11,977	5,212	836	18,025
Restructuring Reversals	—	(31)	—	(31)	—	(799)	—	(799)

Operating Income (Loss)	28,388	3,334	(4,244)	27,478	25,360	2,564	(1,189)	26,735
Interest and Dividend Income				2,910				1,216
Interest Expense				(3,431)				(4,325)
Other Income (Expense), Net				(1,397)				502
Equity in Income of Unconsolidated Entities				1,865				1,790

Income before Income Taxes				27,425				25,918
Provision for Income Taxes				10,231				9,600

Net Income				$17,194				$16,318

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7TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./AUGUST 9, 2005

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in Thousands)

(GAAP)

	SIX MONTHS ENDED JUNE 30, 2005				SIX MONTHS ENDED JUNE 30, 2004
	CT	CTSI	OTHER	TOTAL	CT	CTSI	OTHER	TOTAL
Sales	$113,332	$43,622	$9,593	$166,547	$114,441	$41,332	$12,621	$168,394
Costs & Expenses (excluding other operating expenses)	39,297	26,882	15,025	81,204	39,052	27,607	13,781	80,440
Depreciation & Amortization	21,429	9,705	712	31,846	23,670	10,301	1,661	35,632
Restructuring Reversals	—	(31)	—	(31)	—	(799)	—	(799)

Operating Income (Loss)	52,606	7,066	(6,144)	53,528	51,719	4,223	(2,821)	53,121
Interest and Dividend Income				5,500				2,292
Interest Expense				(6,945)				(8,812)
Other Income (Expense), Net				(1,424)				519
Equity in Income of Unconsolidated Entities				2,110				2,025

Income before Income Taxes				52,769				49,145
Provision for Income Taxes				19,657				18,262

Net Income				$33,112				$30,883

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8TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./AUGUST 9, 2005

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(GAAP)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2005	2004	2005	2004
Net Income	$17,194	$16,318	$33,112	$30,883
Net Income Adjustment for Interest on Convertible Debt, Net of Tax	1,870	1,874	3,739	3,743

Net Income, as Adjusted	$19,064	$18,192	$36,851	$34,626

Weighted Average Common Shares Outstanding - Basic	21,501,624	21,207,371	21,331,990	21,674,971
Effect of Dilutive Securities on Shares Outstanding:
Stock Options and Restricted Stock	237,194	180,113	276,087	161,315
Convertible Debt	7,091,882	5,263,170	6,182,578	5,263,170

Weighted Average Common Shares Outstanding - Diluted	28,830,700	26,650,654	27,790,655	27,099,456

Basic Earnings per Average Common Share:
Net Income	$0.80	$0.77	$1.55	$1.42

Diluted Earnings per Average Common Share:
Net Income	$0.66	$0.68	$1.33	$1.28

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9TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./AUGUST 9, 2005

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in Thousands)

	JUNE 30, 2005	DECEMBER 31, 2004
ASSETS
CURRENT ASSETS:
Cash and Temporary Cash Investments	$81,717	$312,260
Accounts Receivable and Unbilled Revenues, Net of Allowance for Doubtful Accounts of $1,699 in 2005 and $2,185 in 2004	38,645	40,089
Other Current Assets	13,294	8,805
Deferred Income Taxes	12,271	13,388

Total Current Assets	145,927	374,542

PROPERTY PLANT AND EQUIPMENT (NET OF ACCUMULATED DEPRECIATION OF $531,198 IN 2005 AND $506,711 IN 2004)	369,068	382,523
INVESTMENTS	10,481	10,338
DEFERRED CHARGES AND OTHER ASSETS	13,640	16,028

TOTAL ASSETS	$539,116	$783,431

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10TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./AUGUST 9, 2005

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in Thousands)

	JUNE 30, 2005	DECEMBER 31, 2004
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Notes Payable	$35,000	$35,000
Capital Lease Obligation	721	721
Accounts Payable	26,229	25,012
Advance Billings and Customer Deposits	5,403	5,316
Accrued Expenses	43,944	55,057
Accrued Restructuring Expenses	374	344

Total Current Liabilities	111,671	121,450

LONG TERM DEBT	300,000	300,000
CAPITAL LEASE OBLIGATION	—	361
DEFERRED INCOME TAXES	75,815	77,279
OTHER LONG TERM LIABILITIES	15,961	18,411
COMMON SHAREHOLDERS’ EQUITY:
Common Stock	24,193	24,172
Additional Paid-in Capital	116,857	284,358
Deferred Compensation	(21,235)	(10,093)
Other Comprehensive Loss	(405)	(830)
Retained Earnings	11,157	86,931
Treasury Stock at Cost, 2,404,282 shares at June 30, 2005 and 3,049,114 at December 31, 2004	(94,898)	(118,608)

Total Common Shareholders’ Equity	35,669	265,930

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$539,116	$783,431

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11TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./AUGUST 9, 2005

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(Dollars in Thousands)

(GAAP)

	SIX MONTHS ENDED JUNE 30,
	2005	2004
NET CASH PROVIDED BY OPERATING ACTIVITIES	$57,896	$62,344
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant & Equipment	(18,124)	(19,921)
Other	1,764	2,336

Net Cash Used in Investing Activities	(16,360)	(17,585)

CASH FLOWS FROM FINANCING ACTIVITIES:
Redemption of Long-Term Debt	—	(29,521)
Redemption of Short-Term Debt	—	(15,000)
Dividends Paid	(294,138)	—
Proceeds from Exercise of Stock Options	22,420	2,751
Capital Lease Payments	(361)	(417)
Payment Made for Debt Issuance Costs	—	(82)
Stock Repurchases	—	(74,362)

Net Cash Used in Financing Activities	(272,079)	(116,631)

Net Decrease in Cash and Temporary Cash Investments	(230,543)	(71,872)

Cash and Temporary Cash Investments at Beginning of Period	312,260	336,035

Cash and Temporary Cash Investments at End of Period	$81,717	$264,163

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